Exhibit 10.3

AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED LOAN AGREEMENT

This Amendment No. 2 (the “Amendment”) dated as of November 5, 2013, is between Bank of America, N.A. (the “Bank”) and ANNIE’S, INC., a Delaware corporation, formerly known as Homegrown Naturals, Inc., which is qualified to do business in the State of California as Homegrown Naturals, ANNIE’S ENTERPRISES, INC., a Vermont corporation, which is qualified to do business in the State of California as Annie’s Naturals, ANNIE’S HOMEGROWN, INC., a Delaware corporation and NAPA VALLEY KITCHENS, a California corporation (individually and collectively, the “Borrower”).

RECITALS

A. The Bank and the Borrower entered into a certain Second Amended and Restated Loan Agreement dated as of December 21, 2011, as amended by that certain Amendment No. 1 dated as of March 7, 2013 (together with any previous amendments, the “Loan Agreement”).

B. The Bank and the Borrower desire to amend the Loan Agreement.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Loan Agreement.

2. Amendments. The Agreement is hereby amended as follows:

2.1 The following Paragraph 1.A is hereby added to the Loan Agreement:

“1.A.	LETTERS OF CREDIT AMOUNT AND TERMS

1.A.1.	Letters of Credit.

(a)	During the availability period described below, at the request of the Borrower, the Bank will issue:

(i)	Standby and commercial letters of credit with a maximum maturity of three hundred sixty-five (365) days but not to extend more than three hundred sixty-five (365) days beyond the Facility No. 1 Expiration Date. The standby letters of credit (but not the commercial letters of credit) may include a provision providing that the maturity date will be automatically extended each year for an additional year unless the Bank gives written notice to the contrary; provided, however, that each standby letter of credit must include a final maturity date which will not be subject to automatic extension.

(b)	The amount of the standby and commercial letters of credit outstanding at any one time (including the drawn and unreimbursed amounts of such letters of credit) may not exceed Five Million Dollars ($5,000,000.00).

(c)	Other than with respect to the calculation of fees for letters of credit (which shall be in accordance with clause (d)(vii) below), in calculating the principal amount outstanding under the Facility No. 1 Commitment, the calculation shall include the amount of any standby and commercial letters of credit outstanding, including amounts drawn on any such letters of credit and not yet reimbursed.

(d)	The Borrower agrees:

(i)	Any sum drawn under a letter of credit may, at the option of the Bank, be added to the principal amount outstanding under this Agreement. The amount will bear interest and be due as described elsewhere in this Agreement.

(ii)	If there is an existing default under this Agreement, to immediately pay and make the Bank whole for any amounts drawn on any such letters of credit and not yet reimbursed, and to provide cash collateral in an amount equal to the exposure of the Bank with respect to the undrawn amounts on any such letters of credit outstanding at such time.

(iii)	The issuance of any letter of credit and any amendment to a letter of credit is subject to the Bank’s written approval and must be in form and content satisfactory to the Bank and in favor of a beneficiary acceptable to the Bank.

(iv)	To sign the Bank’s form Application and Agreement for Standby Letter of Credit or Application for Commercial Letter of Credit, as appropriate.

(v)	To pay any issuance and/or other fees and commissions that the Bank notifies the Borrower will be charged for issuing and processing letters of credit for the Borrower.

(vi)	To allow the Bank to automatically charge its checking account for any fees and other charges described in clause (v) above.

(vii)	To pay the Bank a non-refundable fee equal to 1.25% per annum of the outstanding undrawn amount of each standby letter of credit, payable quarterly in advance, calculated on the basis of the face amount outstanding on the day the fee is calculated. If there is a default under this Agreement, at the Bank’s option, the amount of the fee shall be increased to an amount equal to the Default Rate described in paragraph 5.7 of this Agreement, effective starting on the day the Bank provides notice of the increase to the Borrower.”

2.2	Paragraph 8.8 is hereby amended to read in its entirety as follows:

“8.8	Other Debts.

Not to have outstanding or incur any direct or contingent liabilities or lease obligations (other than those to the Bank), or become liable for the liabilities of others, without the Bank’s written consent. This does not prohibit:

(a)	Acquiring goods, supplies, or merchandise on normal trade credit.

(b)	Endorsing negotiable instruments received in the usual course of business.

(c)	Obtaining surety bonds in the usual course of business.

(d)	Liabilities, lines of credit and leases in existence on the date of this Agreement disclosed in writing to the Bank, or operating leases the total expenses of which do not exceed One Million Five Hundred Thousand Dollars (U.S. $1,500,000) in any twelve-month period.

(e)	Additional debts for capital expenditures which do not exceed a total principal amount of Ten Million U.S. Dollars (U.S. $10,000,000) outstanding at any one time.

(f)	Additional debts incurred in connection with acquisitions (including, without limitation, assumed debt, deferred purchase price, and earn-outs) which do not exceed a total principal amount of Ten Million U.S. Dollars (U.S. $10,000,000) outstanding at any one time.

(g)	[Intentionally omitted.]

(h)	Any of the following: (i) entering into the Agreement of Purchase and Sale, dated on or about November 5, 2013, by and among Safeway Australia Holdings, Inc., Safeway Inc., and the Borrower (the “Purchase Agreement”) and performing or causing Newco (defined below) to perform obligations thereunder, (ii) assigning to a new limited liability company to be formed as a wholly-owned subsidiary of Annie’s Homegrown, Inc. (“Newco”) any of the obligations of Annie’s, Inc. under the Purchase Agreement, including its obligations to execute and deliver the Supply Agreement and Transition Services Agreement (as such terms are defined in the Purchase Agreement), and (iii) in connection with such assignment, guaranteeing Newco’s performance thereunder. Notwithstanding the foregoing, the assignment and guarantee described in clauses (ii) and (iii) above may only occur if prior thereto Newco executes and delivers to Bank a Joinder Agreement, in form and content acceptable to the Bank.

2.3	Paragraph 8.9 is hereby amended to read in its entirety as follows:

“8.9	Other Liens.

Not to create, assume, or allow any security interest or lien (including judicial liens) on property the Borrower now or later owns, except Permitted Liens. For purposes of this Paragraph 8.9, the following shall also constitute Permitted Liens: (i) easements, rights-of-way, servitudes, restrictions, oil, gas, or other mineral reservations and other minor defects, encumbrances, and irregularities in the title to real property which would not result in a material adverse effect on Borrower’s (or any Obligor’s) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit; (ii) liens securing any capital lease obligations to the extent permitted under Section 8.8 hereof; (iii) statutory liens such as carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s or other like liens imposed by law or that arise by operation of law in the ordinary course of business which are not overdue by a period of more than thirty (30) days or which are being contest in good faith by appropriate proceedings; (iv) any interest or title of a lessor or sublessor under any lease entered into by Borrower in the ordinary course of its business and covering only the assets so leased or subleased; (v) assignments of insurance or condemnation proceeds provided to landlords pursuant to the terms of any lease and liens or rights reserved in any lease for rent or for compliance with the terms of such lease and (vi) rights reserved to or vested in any governmental authority to control or regulate real property or to use real property in any manner, which rights would not result in a material adverse effect on Borrower’s (or any Obligor’s) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.”

2.4	Paragraph 9.2 is hereby amended to read in its entirety as follows:

“9.2	Compliance Regarding Hazardous Substances.

The Borrower represents and warrants that the Borrower has complied in all material respects with all current and future laws, regulations and ordinances or other requirements of any governmental authority relating to or imposing liability or standards of conduct concerning protection of health or the environment or hazardous substances.”

3. Consent. Subject (only with respect to those items specifically set forth in the following paragraph) to satisfaction of the conditions described below, Bank does hereby consent, pursuant to Paragraph 8.14(a), (b), and (c) of the Loan Agreement, to (1) the formation of Newco as a wholly-owned subsidiary of Annie’s Homegrown, Inc., (2) the transactions contemplated by the Purchase Agreement (including the possible assignment and guarantee related thereto, as described in Paragraph 8.8(h) of the Loan Agreement), and (3) the transactions contemplated by the Supply Agreement and Transition Services Agreement (including the possible assignment and guarantee related thereto, as described in Paragraph 8.8(h) of the Loan Agreement).

Such consent with respect to the formation of Newco is conditioned upon the following occurring by November 30, 2013: (a) Newco is formed as a single member limited liability company and wholly-owned subsidiary of Annie’s Homegrown, Inc., and Borrower furnishes Bank with copies of its certificate of formation and initial operating agreement; and (b) Newco executes and delivers to Bank a Joinder Agreement in the form attached hereto as Exhibit A (the “Joinder Agreement”), and Borrower furnishes Bank with evidence that the execution, delivery and performance by Newco of the Joinder Agreement and any instrument or agreement required under the Joinder Agreement have been duly authorized. Such consent with respect to the assignment of any of Borrower’s obligations under the Purchase Agreement and the guarantee by Borrower of Newco’s performance under the Purchase Agreement is conditioned upon the following occurring within two business days of the Closing (as defined in the Purchase Agreement): Borrower furnishes Bank with (a) copies of the Purchase Agreement, Supply Agreement and Transition Services Agreement (including any assignment and guarantee related thereto, as described in Paragraph 8.8(h) of the Loan Agreement); and (b) evidence of the insurance contemplated by Paragraph 8.16 of the Loan Agreement covering Newco. Failure to satisfy such conditions by such date shall be an event of default under the Loan Agreement.

4. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Loan Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Loan Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, except to the extent where any such conflict would not have a material adverse effect on Borrower’s business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit, and (d) if the Borrower is a business entity or a trust, this Amendment is within the Borrower’s powers, has been duly authorized, and does not conflict with any of the Borrower’s organizational papers.

5. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

5.1 If the Borrower or any guarantor is anything other than a natural person, evidence that the execution, delivery and performance by the Borrower and/or such guarantor of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

5.2 Payment by the Borrower of all reasonable and documented out-of-pocket costs, expenses and attorneys’ fees incurred by the Bank in connection with this Amendment.

6. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Loan Agreement, including but not limited to the Dispute Resolution Provision, shall remain in full force and effect.

7. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

8. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

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This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK OF AMERICA, N.A.

	By:	/s/ David M. Meddaugh
	Name:	David M. Meddaugh
	Title:	Senior Vice President

Address where notices to the Bank are to be sent:

Farmington-Notice Desk CT2-515-BB-03 70 Batterson Park Road Farmington, CT 06032

Telephone:

Facsimile:

Address where notices to the Borrower are to be sent:	ANNIE’S, INC., a Delaware corporation

ANNIE’S, INC. 1610 Fifth Street Berkeley, CA 94710 Phone: 510-558-7500 Fax: 510-558-6072	By:	/s/ John Foraker
	Name:	John Foraker
	Title:	Chief Executive Officer

Address where notices to the Borrower are to be sent:	ANNIE’S ENTERPRISES, INC., a Vermont corporation

ANNIE’S ENTERPRISES, INC., c/o ANNIE’S, INC. 1610 Fifth Street Berkeley, CA 94710 Phone: 510-558-7500 Fax: 510-558-6072	By:	/s/ John Foraker
	Name:	John Foraker
	Title:	Chief Executive Officer

Address where notices to the Borrower are to be sent:	ANNIE’S HOMEGROWN, INC., a Delaware corporation

ANNIE’S HOMEGROWN, INC. c/o ANNIE’S, INC. 1610 Fifth Street Berkeley, CA 94710 Phone: 510-558-7500 Fax: 510-558-6072	By:	/s/ John Foraker
	Name:	John Foraker
	Title:	Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Address where notices to the Borrower are to be sent:	NAPA VALLEY KITCHENS, a California corporation

NAPA VALLEY KITCHENS c/o ANNIE’S, INC.	By:	/s/ John Foraker
1610 Fifth Street	Name:	John Foraker
Berkeley, CA 94710	Title:	Chief Executive Officer
Phone: 510-558-7500
Fax: 510-558-6072

EXHIBIT A

JOINDER AGREEMENT

JOINDER AGREEMENT

This Joinder Agreement (this “Agreement”), dated as of             , 2013, is between Bank of America, N.A. (the “Bank”) and ANNIE’S, INC., a Delaware corporation, formerly known as Homegrown Naturals, Inc., which is qualified to do business in the State of California as Homegrown Naturals, ANNIE’S ENTERPRISES, INC., a Vermont corporation, which is qualified to do business in the State of California as Annie’s Naturals, ANNIE’S HOMEGROWN, INC., a Delaware corporation, and NAPA VALLEY KITCHENS, a California corporation (the “Existing Borrowers”), and [            ], a Delaware limited liability company (the “Additional Borrower” and together with the Existing Borrowers, individually and collectively, the “Borrower”).

RECITALS

A. The Additional Borrower desires to become (i) a “Borrower” pursuant to the terms of that certain Second Amended and Restated Loan Agreement, dated as of December 21, 2011, as amended by that certain Amendment No. 1 dated as of March 7, 2013, and by that certain Amendment No. 2 dated as of November             , 2013, by and between the Bank and the Existing Borrowers (collectively, the “Loan Agreement”); and a “Pledgor” pursuant to the terms of that certain Amended and Restated Security Agreement, dated as of August 25, 2010, by and between the Bank and the Existing Borrowers (the “Security Agreement”).

B. The Bank is willing to allow the Additional Borrower to become a “Borrower” pursuant to the terms of the Loan Agreement and a “Pledgor” pursuant to the terms of the Security Agreement.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Loan Agreement.

2. Joinder.

2.1. The Additional Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, effective the date hereof, the Additional Borrower will be deemed to be a party to the Loan Agreement and a “Borrower” for all purposes of the Loan Agreement, and will be deemed to be a party to the Security Agreement and a “Pledgor” for all purposes of the Security Agreement, and shall have all of the rights and obligations of a Borrower and a Pledgor thereunder as fully as if it had executed the Loan Agreement and the Security Agreement as a Borrower or a Pledgor. The Additional Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Agreement and the Security Agreement which are binding upon the Borrower and Pledgor, as may be supplemented from time to time in accordance with the terms thereof.

2.2. The Bank confirms that immediately upon execution of this Agreement by the parties hereto, the Additional Borrower shall become a Borrower and a Pledgor under the Loan Agreement and Security Agreement respectively.

2.3. The Additional Borrower agrees that, at any time and from time to time, upon the written request of the Bank, it will execute and deliver such further documents and do such further acts and things as the Bank may reasonably request in order to effect the purposes of this Agreement.

2.4. The Additional Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Loan Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Loan Agreement are true as of the date of this Agreement as if made on the date of this Agreement, (c) this Agreement does not conflict with any law, agreement, or obligation by which the Additional Borrower is bound, except to the extent where any such conflict would not have a material adverse effect on the Additional Borrower’s business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit, and (d) if the Additional Borrower is a business entity or a trust, this Agreement is within the Additional Borrower’s powers, has been duly authorized, and does not conflict with any of the Additional Borrower’s organizational papers.

3. Conditions. This Agreement will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

3.1. If the Additional Borrower or any guarantor is anything other than a natural person, evidence that the execution, delivery and performance by the Additional Borrower and/or such guarantor of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

3.2. Payment by the Additional Borrower of all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by the Bank in connection with this Agreement.

4. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

5. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

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This Agreement is executed as of the date stated at the beginning of this Agreement.

BANK: BANK OF AMERICA, N.A.

By:
	Name:	David M. Meddaugh
	Title:	Senior Vice President

Address where notices to the Bank are to be sent:
Farmington-Notice Desk CT2-515-BB-03 70 Batterson Park Road Farmington, CT 06032

Telephone:

Facsimile:

ADDITIONAL BORROWER:

Address where notices to the Borrower are to be sent:	[ ], a Delaware limited liability company,

[ ] c/o ANNIE’S, INC. 1610 Fifth Street Berkeley, CA 94710 Phone: 510-558-7500	By:
Name:
Title:
Fax: 510-558-6072

EXISTING BORROWERS:

Address where notices to the Borrower are to be sent:	ANNIE’S, INC., a Delaware corporation

ANNIE’S, INC. 1610 Fifth Street Berkeley, CA 94710 Phone: 510-558-7500	By:
Name:
Title:
Fax: 510-558-6072

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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Address where notices to the Borrower are to be sent:	ANNIE’S ENTERPRISES, INC., a Vermont corporation

ANNIE’S ENTERPRISES, INC., c/o ANNIE’S, INC. 1610 Fifth Street Berkeley, CA 94710 Phone: 510-558-7500	By:
Name:
Title:
Fax: 510-558-6072

Address where notices to the Borrower are to be sent:	ANNIE’S HOMEGROWN, INC., a Delaware corporation

ANNIE’S HOMEGROWN, INC. c/o ANNIE’S, INC. 1610 Fifth Street Berkeley, CA 94710 Phone: 510-558-7500	By:
Name:
Title:
Fax: 510-558-6072

Address where notices to the Borrower are to be sent:	NAPA VALLEY KITCHENS, a California corporation

NAPA VALLEY KITCHENS c/o ANNIE’S, INC. 1610 Fifth Street Berkeley, CA 94710 Phone: 510-558-7500	By:
Name:
Title:
Fax: 510-558-6072

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